EXHIBIT 5.1

October 8, 2025

Lite Strategy, Inc.

9920 Pacific Heights Blvd., Suite 150

San Diego, CA 92121

RE: Lite Strategy, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the preparation and filing of a Registration Statement on Form S-3, filed by Lite Strategy, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about October 8, 2025 (such registration statement, the “Registration Statement”) relating to the offer and resale from time to time of 780,497 shares of the Company’s common stock, par value $0.00000002 share (the “Common Stock”), consisting of (i) 546,348 shares of Common Stock (the “GSR Warrant Shares”) issuable upon the exercise of warrants (the “GSR Warrants”) issued to GSR Strategies LLC (the “Asset Manager”) with an exercise price of $0.0001 per share and (ii) 234,149 shares of Common Stock (the “Advisory Warrant Shares”) issuable upon the exercise of warrants (the “Advisory Warrants”) issued to Green Dragon Investments LLC (“Green Dragon”) with an exercise price of $0.0001 per share. The GSR Warrant Shares and the Advisory Warrants Shares are referred to collectively as the “Warrant Shares” and the GSR Warrants and the Advisory Warrants are referred to collectively as the “Warrants”. The offering of the Warrant Shares will be as set forth in the prospectus (the “Prospectus”) contained in the Registration Statement.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate records, agreements, documents and instruments as we have deemed necessary or advisable for purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation, as amended (the “Charter”), (ii) the Sixth Amended and Restated Bylaws of the Company, (iii) the Registration Statement and the exhibits thereto filed with the Commission, (iv) the prospectus contained within the Registration Statement, (v) the Warrants, and (vi) copies of resolutions adopted by the Board of Directors of the Company at any meeting duly called and held or by written consent without a meeting.

In rendering the opinions contained herein, we have assumed the genuineness of all signatures on all documents examined by us, the legal capacity of all natural persons signing such documents, the due authority of all parties, other than the Company, signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

The enforcement of any obligations of the Company may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies, including, without limitation, fraudulent conveyance and fraudulent transfer laws.

Our opinions are subject to the effects of general principles of equity (whether considered in a proceeding at law or in equity), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality and reasonableness, and the implied duty of good faith and fair dealing.

This opinion is limited solely to the Delaware General Corporation Law without regard to choice of law, to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

Based on such examination and subject to the foregoing, we are of the opinion that:

(a)
the Warrant Shares, when issued upon exercise of the Warrants, as applicable, in accordance with the terms of the Warrants and provided that a sufficient number of authorized but unissued shares of Common Stock are available at the time of such exercise, will be validly issued, fully paid and nonassessable; and

(b)
the Warrants are legal, valid, and binding agreements of the Company, enforceable against the Company in accordance with their terms

We hereby consent to the reference to this firm therein and under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matter or matters. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP